Exhibit 10.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

OF

CONSTELLATION ENERGY CORPORATION

Dated as of January 7, 2026

TABLE OF CONTENTS

Page

Article I REGISTRATION		1
1.1	Piggyback Registrations	1
1.2	Shelf Registration Statement	3
1.3	Withdrawal Rights	5
1.4	Holdback Agreements	5
1.5	Registration Procedures	6
1.6	Registration Expenses	10
1.7	Miscellaneous	10
1.8	Registration Indemnification	11
1.9	Lock-Up	13
1.10	Additional Parties; Joinder	14

Article II Financing Cooperation		15
2.1	Cooperation.	15
2.2	Expenses	15

Article III INFORMATION rIGHTS		16
3.1	Information Rights	16
3.2	Inspection Rights	17

Article IV DEFINITIONS		17
4.1	Defined Terms	17
4.2	Interpretation	22

Article V MISCELLANEOUS		22
5.1	Term	22
5.2	Notices	23
5.3	Amendments and Waivers	24
5.4	Assigns and Transferees	24
5.5	Severability	24
5.6	Counterparts	24
5.7	Entire Agreement	25
5.8	APPLICABLE LAW; JURISDICTION OF DISPUTES	25
5.9	WAIVER OF JURY TRIAL	25
5.10	Specific Performance	26
5.11	No Third Party Beneficiaries	26
5.12	No Recourse	26
5.13	Expenses	26

EXHIBIT A — Additional Parties Joinder Agreement

EXHIBIT B — Transferee Joinder Agreement

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REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of January 7, 2026 (this “Agreement”), by and among Constellation Energy Corporation, a Pennsylvania corporation (“Parent”), and each of the persons whose name appears on the signature pages hereto or becomes a party hereto from time to time pursuant to Section 1.10 or Section 5.4 (collectively, the “Company Stockholders”).

W I T N E S S E T H:

WHEREAS, pursuant to and subject to the terms and conditions of the Agreement and Plan of Merger, dated as of January 10, 2025 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), with Calpine Corporation, a Delaware corporation (“Company”), CPN CS Holdco Corp., a Delaware corporation and direct wholly-owned subsidiary of Company (“New Company”), CPN CKS Corp., a Delaware corporation and wholly-owned subsidiary of New Company, Cascade Transco, Inc., a Delaware corporation and direct wholly-owned subsidiary of Parent, Cascade Transco – 1, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Parent, and Volt Energy Holdings GP, LLC, a Delaware limited liability company, solely in its capacity as the representative of the stockholders of Company, Parent is delivering to the Company Stockholders shares of common stock of Parent, no par value (the “Parent Shares” and any such shares of Parent Shares delivered to the Company Stockholders, including Additional Shares (as defined below), the “Shares”), as part of the consideration for the Mergers on the date hereof; and

WHEREAS, Parent has agreed to grant the Company Stockholders registration rights in respect of the Shares and to cooperate with each of the Company Stockholders in connection with sales or other dispositions of the Shares, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Article I
REGISTRATION

1.1            Piggyback Registrations.

(a)            Subject to the terms and conditions hereof, whenever Parent proposes (whether on its own behalf or for any Person) to register any Parent Shares under the Securities Act (other than a registration by Parent (i) on Form S-4 or any successor form thereto or similar form that relates to a transaction subject to Rule 145 under the Securities Act or (ii) on Form S-8 or any successor form thereto or in connection with any employee stock option or other benefit plan) (each, a “Piggyback Registration”), Parent shall give all Company Stockholders prompt written notice thereof (but not less than five (5) Business Days prior to the filing by Parent with the Commission of any registration statement with respect thereto or two (2) Business Days with respect to any Non-Marketed Underwritten Offering). Such notice (each, a “Piggyback Notice”) shall specify the number of shares of Parent Shares proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter(s) (if any) and a minimum offering price of such shares of Parent Shares (if any), in each case to the extent then known. Subject to Section 1.1(b), Parent shall include in each such Piggyback Registration all Registrable Securities held by the Company Stockholders (each, a “Piggyback Seller”) with respect to which Parent has received a written request (which written request shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within three (3) Business Days after such Piggyback Notice is received by such Piggyback Seller or one (1) Business Day with respect to any Non-Marketed Underwritten Offering.

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(b)            If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advises Parent that, in its opinion, the inclusion of all the shares of Parent Shares sought to be included in such Piggyback Registration by (i) Parent, (ii) other Persons who have sought to have shares of Parent Shares registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of shares of Parent Shares (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the proposed offering price, the timing, the distribution method, or the probability of success of such offering, then Parent shall include in the registration statement applicable to such Piggyback Registration only such shares of Parent Shares as Parent is so advised in writing (email being sufficient) by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i)            if the Piggyback Registration relates to an offering for Parent’s own account, then (A) first, such number of shares of Parent Shares to be sold by Parent as Parent, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of the Piggyback Sellers, pro rata based on the number of Registrable Securities then held by each such Piggyback Seller (provided that any Registrable Securities thereby allocated to a Piggyback Seller that exceed such Piggyback Seller’s request shall be reallocated among the remaining Piggyback Sellers in like manner), (C) third, shares of Parent Shares sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Parent Shares proposed to be sold by such Other Demanding Sellers and (D) fourth, other shares of Parent Shares proposed to be sold by any Other Proposed Sellers;

(ii)           if the Piggyback Registration relates to a Shelf Offering by the Demanding Shareholder(s), then (A) first, such number of Registrable Securities sought to be registered by the Demanding Shareholder(s) and each Piggyback Seller, pro rata in proportion to the number of securities sought to be registered by all such Demanding Shareholder(s) and Piggyback Sellers, (B) second, shares of Parent Shares sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) third, shares of Parent Shares to be sold by Parent and (C) fourth, other shares of Parent Shares proposed to be sold by any Other Proposed Sellers.

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(iii)          if the Piggyback Registration relates to an offering other than for Parent’s own account or the Demanding Shareholder(s), then (A) first, such number of Registrable Securities and shares of Parent Shares sought to be registered by each Piggyback Seller and Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Piggyback Sellers and Other Demanding Sellers, (B) second, shares of Parent Shares to be sold by Parent and (C) third, other shares of Parent Shares proposed to be sold by any Other Proposed Sellers.

(c)            For clarity, in connection with any Underwritten Offering under this Section 1.1, Parent shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between Parent and the lead managing underwriter(s), which shall be selected by Parent (after consultation with Piggyback Sellers).

(d)            If, at any time after giving written notice of its intention to register any shares of Parent Shares as set forth in this Section 1.1 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, Parent shall determine for any reason not to register such shares of Parent Shares, Parent may, at its election, give written notice of such determination as soon as reasonably practicable to the Piggyback Sellers and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration.

1.2            Shelf Registration Statement.

(a)            On or prior to the later to occur of (x) the Closing Date or (y) 30 days after Parent has received, to its reasonable satisfaction, the financial statements described by Section 8.1(c)(i) of the Merger Agreement (such later date, the “Shelf Filing Deadline”), Parent shall use its reasonable best efforts to have an effective registration statement on Form S-3 (“Form S-3”), or if Parent is not eligible to use Form S-3, an effective registration statement on Form S-1, or any successor forms thereto providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (any such registration statement, a “Shelf Registration Statement”), which may be in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act), if available, or any other Shelf Registration Statement registering all Registrable Securities then held by the Company Stockholders. For the avoidance of doubt, Parent may satisfy its obligations with respect to the effectiveness of a Shelf Registration Statement by filing with the Commission and providing the Company Stockholders with a prospectus supplement under a “universal” or other Shelf Registration Statement of Parent that also registers sales of securities for the account of Parent or other holders (provided that, for the avoidance of doubt, Parent shall comply with all of its other obligations under this Agreement with respect to a Shelf Registration Statement, including Section 1.2(b)), it being agreed that, if available, Parent shall file such a prospectus supplement in lieu of a new Shelf Registration Statement, unless Parent and the Company Stockholders otherwise agree. Notwithstanding the foregoing, if it is not possible to prepare the Required Financial Statements (as defined in the Merger Agreement) as of the Shelf Filing Deadline because the Closing occurs during a period when more current historical or pro forma financial statements are required under Regulation S-X, Parent may delay the filing of the Shelf Registration Statement until as soon as reasonably practicable after Parent files its next Quarterly Report on Form 10-Q (if the Required Financial Statements are for such next interim period) or Annual Report on Form 10-K (if the Required Financial Statements include annual financial statements for such next fiscal year).

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(b)            Subject to Section 1.2(c), Parent will use its reasonable best efforts to keep a Shelf Registration Statement continuously effective until the earlier of (i) the date on which the total amount of Registrable Securities as of such date is not a Registrable Amount; and (ii) the date on which this Agreement terminates pursuant to Section 5.1.

(c)            Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled, from time to time, by providing written notice to the Company Stockholders whose Registrable Securities are registered under the Shelf Registration Statement, to require such Company Stockholder to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period, Parent shall deliver to such Company Stockholder a certificate signed by the chief executive officer, the chief financial officer or the general counsel of Parent certifying that, in the good faith judgment of Parent, the conditions described in the definition of Blackout Period are met. After the expiration of any Blackout Period and without any further request from a Company Stockholder, Parent to the extent necessary shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent shall promptly provide written notice to the Company Stockholders whose Registrable Securities are registered under the Shelf Registration Statement of the expiration of any Blackout Period.

(d)            At any time that a Shelf Registration Statement is effective, if one or more Demanding Shareholders deliver a notice to Parent (a “Take-Down Notice”) stating that such Demanding Shareholder intends to (i) sell a Registrable Amount of Registrable Securities (which Take-Down Notice shall specify the maximum number of Registrable Securities intended to be sold by such Demanding Shareholder) on the Shelf Registration Statement in an Underwritten Offering or (ii) distribute Registrable Securities (which Take-Down Notice shall specify the maximum number of Registrable Securities intended to be distributed by such Demanding Shareholder) on the Shelf Registration Statement (each, a “Shelf Offering”), Parent shall, promptly, and in a manner reasonably agreed with such Demanding Shareholder(s) (and in any event within (i) five (5) Business Days after the receipt of a Take-Down Notice for any Marketed Underwritten Shelf Offering, (ii) two (2) Business Days after the receipt of a Take-Down Notice for any Non-Marketed Underwritten Shelf Offering and (iii) one (1) Business Day after receipt of a Take-Down Notice for any other Shelf Offering, in each case, unless a longer period is agreed to by the Demanding Shareholder(s) representing a majority of the Registrable Securities that made the Take-Down Notice), amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering. The Demanding Shareholder(s) holding a majority of the Registrable Securities to be sold in the Underwritten Offering shall have the right to select the underwriter(s) for any Underwritten Offering conducted pursuant to a Take-Down Notice (which shall consist of one or more reputable nationally-recognized investment banks), subject to Parent’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Demanding Shareholders may demand, pursuant to this Section 1.2(d), (i) in the aggregate, not more than six (6) Shelf Offerings and (ii) not more than three (3) Shelf Offerings in any twelve (12)-month period, provided, however that each of Access and CPP may each individually only demand one (1) Shelf Offering pursuant to this Section 1.2(d).

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(e)            Parent shall not be obligated to effect any Shelf Offering (A) within 60 days of an Underwritten Offering in which the Company Stockholders were offered “piggyback” rights pursuant to Section 1.1 (subject to Section 1.1(b)) and at least 80% of the number of Registrable Securities requested by the Company Stockholders to be included in such Underwritten Offering were included and sold or (B) within 60 days of the completion of any Shelf Offering.

(f)            In the event any Company Stockholder requests to participate in a registration pursuant to this Section 1.2 in connection with a Permitted Distribution in Kind, such registration shall provide for resale by such partners or members, if requested by the Company Stockholder and subject to such partners or members providing such cooperation to Parent as would be required if such partners or members were Company Stockholders under this Agreement. Furthermore, Parent will assist with such Permitted Distribution in Kind in the manner reasonably requested by such Company Stockholder and in compliance with the Securities Act and the Exchange Act, as applicable.

1.3            Withdrawal Rights. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing a Shelf Offering, any Company Stockholder shall have the right to withdraw from such Shelf Offering any or all of the Registrable Securities designated by it for registration, provided that one or more Company Stockholder(s) may elect to have Parent continue a Shelf Offering if a Registrable Amount of Registrable Securities is proposed to be sold in the Shelf Offering by such Company Stockholder(s). In the event of any such withdrawal, Parent shall not include such Registrable Securities in the applicable Shelf Offering and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). If withdrawn, a demand for a Shelf Offering (other than the first Shelf Offering withdrawn following the date of this Agreement, if any (provided such Shelf Offering was withdrawn prior to the issuance of a press release announcing the launch of such Shelf Offering)) shall constitute a demand for a Shelf Offering by the Company Stockholders for purposes of Section 1.2(d).

1.4            Holdback Agreements. In connection with any Underwritten Offering in which any Company Stockholder participates, each such Company Stockholder agrees to enter into customary lock-up agreement in favor of the managing underwriter(s), restricting the sale or distribution of equity securities of Parent (including sales pursuant to Rule 144 under the Securities Act) to the extent required in writing (email being sufficient) by the lead managing underwriter(s) with respect to an applicable Underwritten Offering during the period commencing on the date of the “pricing” of such Underwritten Offering and continuing for not more than the lesser of (i) the period to which Parent (subject to customary carve-outs and limitations) is restricted and (ii) (a) ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Marketed Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Marketed Underwritten Offering shall be made or (b) forty-five (45) days after the date of the “final” prospectus (or “final” prospectus supplement if the Non-Marketed Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Non-Marketed Underwritten Offering shall be made, or, in each case, such shorter period as is required by the lead managing underwriter(s). Any discretionary waiver or termination of the requirements under the foregoing provisions made by Parent or applicable lead managing underwriter(s) shall apply to each Company Stockholder on a pro rata basis.

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1.5            Registration Procedures.

(a)            If and whenever Parent is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 1.2, Parent shall as expeditiously as reasonably practicable:

(i)            prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable best efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article I; provided, however, that Parent may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, Parent will furnish to the Company Stockholders which are including Registrable Securities in such registration (the “Selling Stockholders”), their counsel (which shall be one counsel for all Selling Stockholders, as designed by the Company Stockholders) and the lead managing underwriter(s) and their counsel, if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such underwriter(s) counsel, and other documents reasonably requested by such underwriter(s) counsel, including any comment letter from the Commission. Parent shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to a Shelf Offering to which the Company Stockholders and their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of Parent, such filing is necessary to comply with Applicable Law;

(ii)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary at the sole opinion of Parent to keep such registration statement effective pursuant to the terms of this Article I, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)          if requested by the lead managing underwriter(s), if any, or any of the Company Stockholders, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such Company Stockholders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after Parent has received such request; provided, however, that Parent shall not be required to take any actions under this Section 1.5(a)(iii) that are not, in the opinion of counsel for Parent, in compliance with Applicable Law;

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(iv)          furnish to each Selling Stockholder and each underwriter, if any, of the securities being sold by such Selling Stockholder such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (each, a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as each Selling Stockholder and each underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Stockholder; provided, however, that notwithstanding the foregoing, Parent shall not be required to provide any documents or information to an underwriter or broker, sales agent or placement agent if such underwriter or broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an underwriter or broker, sales agent or placement agent, as applicable;

(v)           use reasonable best efforts to cause such Registrable Securities to be listed on the NASDAQ Stock Market (or another national securities exchange);

(vi)          use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(vii)         in an Underwritten Offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and in connection therewith deliver such documents and certificates as are reasonably requested by the Company Stockholders, their counsel and the lead managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made therein and to evidence compliance with any customary conditions contained in the underwriting agreement (all of the above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder);

(viii)        use reasonable best efforts to obtain for the Selling Stockholders and underwriter(s) (A) opinion of counsel for Parent, covering the matters customarily covered in corporate opinions and negative assurance letters requested in Underwritten Offerings and (B) “comfort” letter and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified Parent’s financial statements and, to the extent required, any other financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with Underwritten Offerings;

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(ix)           make available for inspection by each Selling Stockholder or any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained in connection with such offering by such Selling Stockholder or underwriter (collectively, the “Inspectors”), such financial and other records, pertinent corporate documents and instruments of Parent (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of Parent and its subsidiaries (and use its reasonable best efforts to cause its auditors) to participate in customary due diligence calls and to supply all information in each case reasonably requested by any such Inspector in connection with such registration statement; provided, however, that Parent shall not be required to provide any information under this clause (ix) if (A) Parent believes, after consultation with counsel for Parent, that to do so would cause Parent to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) Parent has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) Parent reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing (email being sufficient); unless prior to furnishing any such information with respect to clause (1) or (2), such Inspector enters into a confidentiality agreement with Parent, on terms and conditions reasonably acceptable to Parent; provided, further, that each Selling Stockholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Authority, give notice to Parent and allow Parent, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(x)            as promptly as practicable notify in writing (email being sufficient) the Selling Stockholders and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other U.S. or state Governmental Authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and (E) subject to the provisions of this Agreement relating to a Blackout Period, upon Parent’s knowledge of the occurrence of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of any Selling Stockholder, promptly prepare and furnish to such Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(xi)           use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that Parent shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (x) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xii)          cooperate with each of the Selling Stockholders and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(xiii)         in a Marketed Underwritten Shelf Offering, have appropriate officers of Parent prepare and make presentations at a reasonable number of “road shows” and before analysts, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Company Stockholders and the underwriters in the offering, marketing or selling of the Registrable Securities.

(b)            Parent may require each Selling Stockholder and each underwriter, if any, to furnish Parent in writing such information regarding such Selling Stockholder or such underwriter and the distribution of such Registrable Securities as Parent may from time to time reasonably request in writing (email being sufficient) to complete or amend the information required by such registration statement.

(c)            Each Selling Stockholder agrees that upon receipt of any notice from Parent of the happening of any event of the kind described in clauses (B), (C), (D) or (E) of Section 1.5(a)(x), such Selling Stockholder shall forthwith discontinue such Selling Stockholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.5(a)(x), or until it is advised in writing (email being sufficient) by Parent that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus.

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(d)            With a view to making available to the Company Stockholders the benefits of Rule 144 under the Securities Act, Parent shall:

(i)            use reasonable best efforts to make and keep public information available, as those terms are defined in Rule 144 under the Securities Act;

(ii)           use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of Parent under the Exchange Act, at any time when Parent is subject to such reporting requirements; and

(iii)          otherwise use commercially reasonable efforts to provide such Company Stockholder with such customary assistance as is reasonably requested.

1.6            Registration Expenses. All documented, out-of-pocket expenses incident to Parent’s performance of its obligations under this Article I, including (a) all registration and filing fees, and reasonable fees and expenses associated with filings required to be made with FINRA, (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Company Stockholder) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) reasonable fees and expenses of Parent’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), and (e) expenses of Parent incurred in connection with any “road show”, shall be borne solely by Parent whether or not any registration statement is filed or becomes effective, subject to Section 1.3. In connection with Parent’s performance of its obligations under this Article I, Parent will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit). Each Company Stockholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Company Stockholder’s Registrable Securities pursuant to any registration. Parent shall not be responsible for legal fees incurred by Company Stockholders incurred in connection with Parent’s performance of its obligations under this Article I.

1.7            Miscellaneous.

(a)            Not less than five (5) Business Days before the expected filing date of each registration statement pursuant to this Agreement, Parent shall notify each Company Stockholder of Registrable Securities who have timely provided the requisite notice hereunder entitling such Company Stockholder to register Registrable Securities in such registration statement, of the information, documents and instruments from such Company Stockholder that Parent or any underwriter reasonably requests in connection with such registration statement, including, to the extent applicable, a questionnaire, custody agreement, power of attorney, lock-up letter (not to exceed a 90 day lock-up period) and underwriting agreement (the “Requested Information”), provided that a Company Stockholder shall not be required to sign or deliver a custody agreement or power of attorney. If Parent has not received, on or before the second (2nd) Business Day before the expected filing date, the Requested Information from such Company Stockholder, Parent may file the registration statement without including Registrable Securities of such Company Stockholder. The failure to so include in any registration statement the Registrable Securities of such Company Stockholder of Registrable Securities (with regard to that registration statement) shall not result in any liability on the part of Parent to the Company Stockholders.

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(b)            Prior to December 31, 2027, Parent shall not grant any demand, piggyback or shelf registration rights, the terms of which are senior to or conflict with the rights granted to the Company Stockholders hereunder to any other Person, without the prior written consent of the Company Stockholders holding a majority of the Registrable Securities.

(c)            Parent will cooperate with the Company Stockholders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of book entries representing Shares to be sold or distributed by any Company Stockholder pursuant to any registration statement or sold pursuant to Rule 144 under the Securities Act, including Parent causing any restrictive legend on any Shares relating to securities law transfer restrictions to be removed, including using its reasonable best efforts to cause an opinion of Parent’s counsel be provided in connection therewith, and using its reasonable best efforts to cause the Parent’s transfer agent to issue such Shares in such names as such Company Stockholder or managing underwriter(s) may request, if (i) such Shares are sold or distributed pursuant to any registration statement, (ii) such Shares are registered for resale under the Securities Act, (iii) upon a Permitted Distribution in Kind that occurs at least six (6) months after the date of this Agreement, (iv) upon request of any Company Stockholder in connection with any sale or other disposition of the Shares by such Company Stockholder pursuant to Rule 144 within one (1) trading day of any such request therefor from such Company Stockholder, or (v) the Shares can be sold, assigned or transferred pursuant to Rule 144 without restriction, provided that in each case, Parent and Parent’s transfer agent have timely received from such Company Stockholder customary representations and documentation reasonably acceptable to Parent and Parent’s transfer agent in connection therewith. Parent shall be responsible for the fees of Parent’s transfer agent and counsel and all Depository Trust Company fees associated with such issuance.

1.8            Registration Indemnification.

(a)            Parent agrees to indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Stockholder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Stockholder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners and agents of each such controlling Person, from and against all losses, claims, damages, liabilities, costs, out-of-pocket expenses (including reasonable and documented attorneys’ fees and expenses) and amounts paid in settlement (collectively, the “Losses”), as incurred, resulting from any untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, Free Writing Prospectus, any a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing-the-Waters Communication”) prepared or authorized by the Company or any road show as defined in Rule 433(h) under the Securities Act or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus, Free Writing Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by any information furnished in writing to Parent by any Selling Stockholder expressly for use therein.

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(b)            In connection with any registration statement in which a Selling Stockholder is participating, each such Selling Stockholder shall indemnify Parent, its directors, officers, stockholders, employees, managers, partners and agents, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) Parent, from and against all Losses, as incurred, resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, Free Writing Prospectus, Written Testing-the-Waters Communication or any road show as defined in Rule 433(h) under the Securities Act or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus, Free Writing Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding such Selling Stockholder furnished to Parent by such Selling Stockholder expressly for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Stockholders shall be liable under this Section 1.8(b) for amounts in excess of the net proceeds received by such holder in the offering giving rise to such liability.

(c)            Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)            In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there are defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either of which events the indemnified party shall be promptly reimbursed by the indemnifying party for the reasonable and documented fees and expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party, unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnifying party shall be solely liable.

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(e)            The indemnification provided for under this Agreement shall survive the sale of the Registrable Securities and the termination of this Agreement.

(f)            If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Stockholder shall be required to make a contribution in excess of the net proceeds received by such Selling Stockholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

1.9            Lock-Up.

(a)            Notwithstanding anything in this Agreement to the contrary, each Company Stockholder agrees that it shall not Transfer any Lock-up Shares prior to the end of the applicable Lock-up Period (the “Lock-up”).

(b)            Notwithstanding the provisions set forth in this Section 1.9, each Company Stockholder may Transfer the Lock-up Shares during the Lock-up Period (i) to another corporation, partnership, limited liability company, trust, syndicate, association or other business entity that controls, is controlled by or is under common control or management with the Company Stockholder, (ii) to a charitable organization or other Person as a gift, (iii) in a Permitted Distribution in Kind, (iv) pursuant to a pledge of the Parent Shares, or indirectly pursuant to a pledge of the equity interests of the entity that directly owns the applicable Parent Shares, in connection with any Permitted Loan (it being agreed that any foreclosure under such Permitted Loan on any pledged Parent Shares and any subsequent transfer of the Parent Shares by any lender or agent under such Permitted Loan shall not be deemed to violate this Section 1.9), (v) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by Parent’s board of directors or a duly authorized committee thereof or other similar transaction which results in all of Parent’s stockholders having the right to exchange their Parent Shares for cash, securities or other property subsequent to the Closing Date or (vi) to a sovereign wealth fund approved by Parent (collectively, “Permitted Transferee”). The parties acknowledge and agree that any Permitted Transferee of a Company Stockholder shall be subject to the transfer restrictions set forth in this Section 1.9(b) with respect to the Lock-Up Shares upon and after acquiring such Lock-Up Shares.

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1.10          Additional Parties; Joinder. In addition to Persons who may become Company Stockholders pursuant to Section 5.4 hereof, if requested of Parent in writing by ECP ControlCo, the ECP GPs or any Affiliated Fund, any Person who received Company Common Shares or Common Shares (each as defined in the Merger Agreement), as applicable, in connection with the DIK Transaction (as defined in the Merger Agreement) and subsequently received Parent Shares in connection with the Mergers, or any of their respective Permitted Transferees, shall be admitted as a party hereunder and become a Company Stockholder upon its execution and delivery of an Additional Parties Joinder Agreement; whereupon such Person shall be treated as a Company Stockholder for all intents and purposes of this Agreement (each such Person, an “Additional Company Stockholder”); provided that such Additional Company Stockholder and its Affiliates Beneficially Own at least 1% of the then outstanding Parent Shares in the aggregate at the time of such execution and delivery if such Additional Parties Joinder Agreement is executed on a date after June 30, 2027. Upon the execution and delivery of an Additional Parties Joinder Agreement by such Additional Company Stockholder, the Parent Shares received by such Additional Company Stockholder in connection with the Mergers and remaining held by such Additional Company Stockholder at the time of such execution and delivery (the “Additional Shares”) shall be Shares and Registrable Securities (“Additional Registrable Securities”), subject to the terms of this Agreement, and Parent shall use commercially reasonable efforts to effect the registration of any such Additional Registrable Securities under the Securities Act as provided in Section 1.2 and Section 1.5 within ten (10) business days of such request, provided ECP ControlCo, the ECP GPs or any Affiliated Fund, collectively, may only make such request two (2) times pursuant to this Section 1.10. Notwithstanding anything to the contrary contained in this Agreement, Parent shall not be required to effect the registration of any such Additional Registrable Securities under the Securities Act in the event that, and for so long as, Parent determines in good faith (after consultation with outside counsel) that the registration of Additional Registrable Securities would (a) reasonably be expected to materially adversely affect or materially interfere with any material proposed acquisition, disposition, financing or other material transaction under consideration by Parent or (b) require disclosure of material information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect Parent.

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Article II
Financing Cooperation

2.1            Cooperation.

(a)            The Parent shall (and shall cause its Subsidiaries to) use commercially reasonable efforts, at the sole expense of ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates or Access or CPP, as applicable, to provide such person with customary cooperation reasonably requested by such person in connection with any Permitted Loan.

(b)            Notwithstanding the foregoing, (i) such requested cooperation shall not unreasonably disrupt or interfere with the ongoing business or operations of the Parent or its Subsidiaries, (ii) neither the Parent nor any of its Subsidiaries shall be required to bear any cost or out-of-pocket expense, pay any commitment or other fee or agree to provide any indemnity in connection with any actions described in this Article II, (iii) neither the Parent nor any of its Subsidiaries shall be required take any action that would conflict with or violate or result in a default or breach under any provision of any of their respective governing or constituent documents or any Applicable Law or any material binding agreements, (iv) neither the Parent nor any of its Subsidiaries shall be required take any action that would subject any of the Parent’s or its Subsidiaries’ respective directors, managers, officers or employees to any personal liability (as opposed to liability in his or her capacity as a director, manager, officer or employee of such person), and (v) the Parent shall not be obliged to provide any information which (A) would result in the loss or waiver of any attorney-client privilege of the Parent or any of its Subsidiaries or (B) would contravene any Applicable Law (provided that the Parent shall use commercially reasonable efforts to make substitute arrangements or permit such disclosure in a manner that would not result in the loss or waiver of any such attorney-client privilege).

2.2            Expenses. Each of ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates or Access or CPP, as applicable, shall indemnify, defend and hold harmless each of the Parent and its Subsidiaries from and against any and all liabilities, losses, damages, claims, costs and expenses suffered or incurred by them in connection with their performance of their respective obligations under this Article II with respect to such party requesting cooperation and the provision of any information utilized in connection therewith (other than information provided by or on behalf of the Parent or any of its Subsidiaries), in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, gross negligence or willful misconduct by, the Parent, any of its Subsidiaries or any of their respective representatives (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Each of ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates or Access or CPP, as applicable, shall, promptly upon written request of the Parent, reimburse the Parent and its Subsidiaries for all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Parent or any of its Subsidiaries in connection with the cooperation required by this Article II with respect to such party.

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Article III
INFORMATION rIGHTS

3.1            Information Rights. Subject to and without limiting any rights of ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates under the constituent documents of Parent or Applicable Law, ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates acknowledges and agrees that, from and after the First Effective Time (as defined in the Merger Agreement) and until such time as neither ECP ControlCo nor the ECP GPs nor any Affiliated Fund nor any of their Affiliates are a direct or indirect owner of at least 2% of the outstanding Parent Shares, Parent shall provide, and shall cause its Affiliates to provide, to ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates at the reasonable request of ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates:

(a)            within ninety (90) days after the end of each fiscal year of Parent, (i) an audited, consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal year, (ii) an audited, consolidated income statement of Parent and its Subsidiaries for such fiscal year, (iii) an audited, consolidated statement of cash flows of Parent and its Subsidiaries for such fiscal year and (iv) an audited, consolidated statement of equity of Parent and its Subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied if, on or prior to such date, Parent files its Annual Report on Form 10-K for the applicable fiscal year with the Commission;

(b)            within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of Parent, (i) an unaudited, consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal quarter, (ii) an unaudited, consolidated income statement of Parent and its Subsidiaries for such fiscal quarter, (iii) an unaudited, consolidated statement of cash flows of Parent and its Subsidiaries for such fiscal quarter and (iv) an unaudited, consolidated statement of equity of Parent and its Subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if, on or prior to such date, Parent files its Quarterly Report on Form 10-Q for the applicable fiscal year with the Commission; and

(c)            annual consolidated budgets, quarterly financial operating and capital expenditure reports, in each case, to the extent prepared by Parent in the ordinary course of business (excluding, for the avoidance of doubt, plant level detail);

provided, that Parent shall not be obligated to provide such access or materials if Parent determines, in its reasonable judgment (after consultation with outside legal counsel), that doing so would (w) violate Applicable Law, an applicable order or a contract or obligation of confidentiality owing to a third party, (x) result in a waiver of the attorney-client privilege by Parent or any of its Subsidiaries, (y) result in the disclosure of competitively sensitive information of Parent or any of its Subsidiaries to ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates (as determined in the reasonable sole discretion of Parent) or (z) cause ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates to be considered by FERC to be an “affiliate” pursuant to the FPA (such clauses (w) to (z), the “Disclosure Exceptions”); provided, in each case, that Parent shall, and shall cause its Affiliates to, use commercially reasonable efforts to provide such access or materials (or any portion thereof) to ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates in a manner that would not otherwise result in the circumstances described in clauses (w) through (z) hereof. ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates agrees that Parent shall not be obligated to provide any such information under this Section 3.1 or Section 3.2 below clause (c) unless ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates enters into a written agreement with Parent, providing for customary confidentiality obligations on terms reasonably acceptable to Parent with respect to such information. For the avoidance of doubt, without prejudice to any rights of ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates under the constituent documents of Parent, Applicable Law or any other contract, nothing in this provision entitles ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates to any voting rights, veto rights or consent rights to any actions of Parent and its Subsidiaries.

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3.2            Inspection Rights. So long as ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates is a direct or indirect owner of at least 2% of the outstanding Parent Shares, upon reasonable advance notice and during normal business hours, but in no event more than one (1) time per fiscal quarter, ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates shall have the right to hold a meeting by teleconference or videoconference with, and Parent shall provide and ensure that ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates have reasonable access to, officers and senior management of Parent and its Subsidiaries in respect of the business, operations and affairs of Parent and its Subsidiaries; provided, that Parent shall not be obligated to provide such access if Parent determines, in its reasonable judgment (after consultation with outside legal counsel), that there is a Disclosure Exception.

Article IV
DEFINITIONS

4.1            Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Additional Company Stockholder” has the meaning set forth in Section 1.10.

“Additional Parties Joinder Agreement” means a joinder agreement, a form of which is attached as Exhibit A to this Agreement.

“Additional Registrable Securities” has the meaning set forth in Section 1.10.

“Additional Shares” has the meaning set forth in Section 1.10.

“Affiliate” means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise), including (a) for the avoidance of doubt, if such specified Person is an investment fund, any other investment fund, the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof, and (b) if such specified Person is a natural Person, any family member of such natural Person. “Controlled” and “controlling” shall be construed accordingly. Notwithstanding the foregoing, for all purposes of this Agreement, in no event shall an Affiliate of ECP ControlCo, the ECP GPs and any Affiliated Fund include any portfolio companies, directly or indirectly, owned, managed, or controlled by investment funds managed or advised by any of ECP ControlCo, the ECP GPs and any Affiliated Fund.

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“Affiliated Fund” means, (i) any fund controlled directly or indirectly by any of the ECP GPs or ECP ControlCo, (ii) any investment fund, continuation fund or other vehicle or account managed by ECP Management LP, or otherwise sponsored or controlled, directly or indirectly, by ECP ControlCo or its Affiliates and (iii) any investment vehicle or other arrangement investing on a parallel basis with or in lieu of any entity described in clause (ii).

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means, with respect to any Person, any Law applicable to such Person, its assets, properties, operations or business.

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” shall have the corresponding meanings.

“Blackout Period” means a period of up to 60 days in the event that Parent determines in good faith (after consultation with outside counsel) that the registration or sale of Registrable Securities would (a) reasonably be expected to materially adversely affect or materially interfere with any material proposed acquisition, disposition, financing or other material transaction under consideration by Parent or (b) require disclosure of material information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect Parent; provided that a Blackout Period may not occur more than twice in any period of 12 consecutive months and no more than 60 days in a 180 day period. For the avoidance of doubt, a Blackout Period shall expire when the conditions in the foregoing clauses (a) or (b), as applicable, cease to be true.

“Business Day” means a day on which banks are generally open for normal business in New York, New York, which day is not a Saturday or a Sunday.

“Closing” has the meaning set forth in the Merger Agreement.

“Closing Date” has the meaning set forth in the Merger Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Company” has the meaning set forth in the preamble.

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“Demanding Shareholders” means (a) ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates who Beneficially Own Parent Shares, (b) AI Holdings (BVI) L.P. (“Access”) and (c) Canada Pension Plan Investment Board (“CPP”).

“ECP III GP” means Energy Capital Partners III, LLC, a Delaware limited liability company.

“ECP IV GP” means Energy Capital Partners IV, LLC, a Delaware limited liability company.

“ECP Calpine GP” means ECP Calpine GP, LLC, a Delaware limited liability company.

“ECP ControlCo” means ECP ControlCo, LLC, a Delaware limited liability company.

“ECP GPs” means, collectively, ECP III GP, ECP IV GP and ECP Calpine GP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FERC” means the United States Federal Energy Regulatory Commission or any successor agency.

“Form S-3” has the meaning set forth in Section 1.2(a).

“FPA” means the Federal Power Act.

“Free Writing Prospectus” has the meaning set forth in Section 1.5(a)(iv).

“Governmental Authority” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or applicable exchange or self-regulatory organization, including FINRA.

“Inspectors” has the meaning set forth in Section 1.5(a)(ix).

“Joinder Agreement” means any Additional Parties Joinder Agreement and any Transferee Joinder Agreement.

“Law” means any federal, state, provincial, local, municipal, foreign, international, multinational or other order, judgment, decree, constitution, law, ordinance, regulation, statute, treaty, writ, injunction, or any policy, guideline, notice or protocol, in each case, to the extent that it has the force of law.

“Lock-up” has the meaning set forth in Section 1.9(a).

“Lock-up Period” shall mean, without Parent’s prior written consent, the period beginning on the Closing Date and ending on June 30, 2027, provided that (i) on June 30, 2026, the Lock-up Period shall expire with respect to 50% of the aggregate number of Shares acquired by each Company Stockholders at Closing, and (ii) on June 30, 2027, the Lock-up Period shall expire with respect to all remaining Shares acquired by the Company Stockholders at Closing.

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“Lock-up Shares” shall mean (i) the Shares acquired by the Company Stockholders at the Closing or otherwise held by any Additional Company Stockholder upon its execution and delivery of an Additional Parties Joinder Agreement and (ii) any Shares transferred by a Company Stockholder in accordance with Section 1.9(b). For the avoidance of doubt, Lock-up Shares shall not include any Parent Shares acquired or held by a Company Stockholder or Additional Company Stockholder that were not acquired as part of the consideration for the Mergers.

“Losses” has the meaning set forth in Section 1.8(a).

“Marketed Underwritten Shelf Offering” means any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by Parent and the underwriters.

“Merger Agreement” has the meaning set forth in the recitals.

“Mergers” has the meaning set forth in the Merger Agreement.

“Non-Marketed Underwritten Shelf Offering” means any Shelf Offering that is an Underwritten Offering but is not a Marketed Underwritten Shelf Offering (including, for the avoidance of doubt, any such Shelf Offering that includes a customary pre-marketing confidential wall-cross process that is not a Marketed Underwritten Shelf Offering).

“Other Demanding Sellers” has the meaning set forth in Section 1.1(b).

“Other Proposed Sellers” has the meaning set forth in Section 1.1(b).

“Parent Shares” has the meaning set forth in the recitals.

“Permitted Distribution in Kind” shall mean a distribution by a Company Stockholder of Parent Shares held by such Company Stockholder or its Permitted Transferees to the members, shareholders, partners or other direct or indirect holders of interests in such Company Stockholder.

“Permitted Loan” means a bona fide financing arrangement of ECP ControlCo, the ECP GPs, a Company Stockholder, any Affiliated Fund or any of their Affiliates or Access or CPP, as applicable, with respect to Parent Shares owned by such party, in each case, in the nature of a margin loan, back-leveraged debt, net asset value loan or equity financing or similar arrangement and entered into with a third party, nationally-recognized financial institution in the business of providing the financing of the applicable nature; provided that the initial loan-to-value ratio (and not for the avoidance of doubt margin call and other loan-to-value ratios customary for such financings) with respect to any such financing arrangement does not exceed 20.0% of the value of the Parent Shares that constitute the underlying value for such financing plus the value of the other eligible assets that are included in the applicable financing and that any such financing arrangement is recourse only to ECP ControlCo, the ECP GPs, a Company Stockholder, any Affiliated Fund or any of their Affiliates or Access or CPP, as applicable, and/or its assets and not to the Parent or its Subsidiaries.

“Permitted Transferee” has the meaning set forth in Section 1.9(b).

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“Person” means any natural person or any corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority.

“Piggyback Notice” has the meaning set forth in Section 1.1(a).

“Piggyback Registration” has the meaning set forth in Section 1.1(a).

“Piggyback Seller” has the meaning set forth in Section 1.1(a).

“Records” has the meaning set forth in Section 1.5(a)(ix).

“Registrable Amount” means a number of Registrable Securities having an aggregate value of at least $50 million (based on the anticipated offering price (as reasonably determined in good faith by Parent)), without regard to any underwriting discount or commission.

“Registrable Securities” means the Shares and any shares of Parent Shares received in respect of the Shares in connection with any stock split or subdivision, stock dividend, distribution or similar transaction; provided that any such Shares shall cease to be Registrable Securities upon the earliest of (i) when they are sold by the Company Stockholders pursuant to an effective registration statement under the Securities Act, (ii) when they have been sold by the Company Stockholders pursuant to Rule 144, and (iii) when they shall have ceased to be outstanding.

“Requested Information” has the meaning set forth in Section 1.7(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholder” has the meaning set forth in Section 1.2(a)(i).

“Shares” has the meaning set forth in the recitals.

“Shelf Offering” has the meaning set forth in Section 1.2(d).

“Shelf Registration Statement” has the meaning set forth in Section 1.2(a).

“Subsidiary” means, as to any Person, any other Person, in which such first Person (i) owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities, equity securities, profits interest or capital interest or (ii) is entitled to elect at least a majority of the board of directors, board of managers or similar governing body.

“Take-Down Notice” has the meaning set forth in Section 1.2(d).

“Transfer” shall mean directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a Person or any interest (including a beneficial interest or an economic entitlement) in, or the ownership, control or possession of, any interest owned by a Person, by operation of law or otherwise.

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“Transferee Joinder Agreement” means a joinder agreement, a form of which is attached as Exhibit B to this Agreement.

“Underwritten Offering” means a sale of securities of Parent to an underwriter or underwriters for reoffering to the public.

“Written Testing-the-Waters Communication” has the meaning set forth in Section 1.8(a).

4.2            Interpretation. Whenever used herein, the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and the words “hereof” and “herein” and similar words shall be construed as references to this Agreement as a whole and not limited to the particular Article, Section, Annex, Exhibit or Schedule in which the reference appears. The word “or” shall not be exclusive but shall mean “and/or” except where the context shall otherwise require. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Annexes, Exhibits and Schedules mean the Articles, Sections and Annexes of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. References to “$” or “dollars” means United States dollars. Any reference in this Agreement to any gender shall include all genders. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The Annexes, and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings of the Articles and Sections are for convenience of reference only and do not affect the interpretation of any of the provisions hereof. If, and as often as, there is any change in the outstanding shares of Parent Shares by reason of stock dividends, splits, reverse splits, spin-offs, split-ups, mergers, reclassifications, reorganizations, recapitalizations, combinations or exchanges of shares and the like, appropriate adjustment shall be made in the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth herein that continue to be applicable on the date of such change. No rule of construction against the drafting Person shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day.

Article V
MISCELLANEOUS

5.1            Term. This Agreement will be effective as of the Closing Date and shall terminate on the date when the Company Stockholders cease to Beneficially Own any Registrable Securities, or, with respect to any individual Company Stockholder (x) on the date after June 30, 2027 when such Company Stockholder and its Affiliates cease to Beneficially Own at least 1% of the then outstanding Parent Shares in the aggregate or (y) by written notice at any time by such Company Stockholder to Parent; provided that any such Company Stockholder shall not sell any Shares during any Blackout Period pending at the time of such termination. Notwithstanding the foregoing, Section 1.8, Section 1.9 and Articles II, IV and V shall survive any termination.

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5.2            Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery), by confirmed email transmission or by certified or registered mail (return receipt requested and first class postage prepaid), addressed as follows:

(a)            If to any Company Stockholder, to the address set forth on such Company Stockholder’s signature page attached hereto or in the relevant Joinder Agreement.

(b)            if to Parent, to:

Constellation Energy Corporation
1310 Point Street, 8th Floor
Baltimore, MD 21231
Email:	David.Dardis@Constellation.com
LegalNotices@Constellation.com
Attention:	David O. Dardis, EVP and Chief Legal and Policy Officer
Legal Department

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Email:	andrew.calder@kirkland.com
douglas.bacon@kirkland.com
matt.pacey@kirkland.com
Attention:	Andrew T. Calder, P.C.
Douglas E. Bacon, P.C.
Matthew R. Pacey, P.C.

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Email:	david.feirstein@kirkland.com
Attention:	David B. Feirstein, P.C.

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5.3            Amendments and Waivers. Other than as a result of the execution and delivery of a Joinder Agreement, no provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (i) Parent and (ii) any Company Stockholder(s) and its Affiliates that at the time of such amendment or modification collectively owns at least a majority of the Registrable Securities remaining on the date of such amendment or modification; provided, however, that notwithstanding the foregoing, any amendment hereto that adversely affects a Company Stockholder, solely in its capacity as a holder of Registrable Securities (including, without limitation, Section 1.9 of this Agreement or the definitions of “Lock-up Period” or “Lock-up Shares”), shall require the consent of the Company Stockholder so affected. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

5.4            Assigns and Transferees. Any Company Stockholder may initially assign all or a portion of its rights hereunder to any Person to which such Company Stockholder has transferred all or any of its Registrable Securities, provided that such transferee shall only be admitted as a party hereunder and become a Company Stockholder upon its execution and delivery of a Transferee Joinder Agreement; whereupon such Person shall be treated as a Company Stockholder for all intents and purposes of this Agreement, with the same rights, benefits and obligations hereunder as such transferring Company Stockholder with respect to the transferred Registrable Securities. Notwithstanding the foregoing, no Company Stockholder hereunder may transfer Registrable Securities, or its rights, benefits and obligations hereunder, to any Person who is not an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act), and such transferee will provide such customary representations and warranties as may be reasonably required by Parent to that effect. Except as provided in the preceding two sentences, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 5.4 shall be void.

5.5            Severability. It is the intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under Applicable Law and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, and such amendment will apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

5.6            Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other Applicable Law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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5.7            Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Merger Agreement (including the Disclosure Schedule and Exhibits thereto, and together with the other instruments referred to therein), constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

5.8            APPLICABLE LAW; JURISDICTION OF DISPUTES. THIS AGREEMENT AND ALL LITIGATION, CLAIMS, ACTIONS, SUITS, HEARINGS OR PROCEEDINGS (WHETHER CIVIL, CRIMINAL OR ADMINISTRATIVE AND WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF PARENT OR ANY COMPANY STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (PROVIDED THAT, IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, THE PERSONAL JURISDICTION OF ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT) IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (PROVIDED THAT, IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, SUCH ACTION MAY BE BROUGHT IN ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT); PROVIDED THAT EACH OF THE PARTIES SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN ANY OTHER COURT OR JURISDICTION.

5.9            WAIVER OF JURY TRIAL. EACH OF PARENT AND EACH COMPANY STOCKHOLDER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR ANY COMPANY STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

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5.10          Specific Performance. The parties hereto agree that monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is expressly agreed that the parties hereto shall be entitled to seek equitable relief, including injunctive relief and specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at Law or in equity.

5.11          No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns; provided that the Persons indemnified under Section 1.8 are intended third party beneficiaries of Section 1.8.

5.12          No Recourse. No Person who is not party to this Agreement, including any past, present or future director, officer, employee, incorporator, member, partner, manager, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to any of the foregoing (a “Nonrecourse Party”) shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach, other than in the case of fraud. To the maximum extent permitted by Law, each party hereby waives and releases all such claims, causes of action, obligations, or liabilities against any Nonrecourse Parties.

5.13          Expenses. If within 90 days after the Closing, Parent notifies in writing (email being sufficient) the Stockholders’ Representative (as defined in the Merger Agreement) of additional Company Expenses (as defined in the Merger Agreement), accompanied by documents reasonably requested by the Stockholders’ Representative to evidence such Company Expenses, that were not paid at the Closing or otherwise accounted for in computation of the Aggregate Cash Consideration (as defined in the Merger Agreement) under the Merger Agreement (the “Outstanding Company Expenses”), the Stockholders’ Representative for the account of the former limited partners of Volt Parent, LP agrees to reimburse Parent reasonably promptly for any such Outstanding Company Expenses.

[The remainder of this page left intentionally blank.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

CONSTELLATION ENERGY CORPORATION

By:	/s/ Daniel L. Eggers
Name:	Daniel L. Eggers
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

EXHIBIT A

FORM OF ADDITIONAL PARTIES JOINDER AGREEMENT

This REGISTRATION RIGHTS AGREEMENT ADDITIONAL PARTIES JOINDER (“Joinder”), dated [●], is executed by [●] (the “Additional Company Stockholder”) pursuant to the terms of the Registration Rights Agreement, dated as of January 7, 2026, by and among Constellation Energy Corporation, a Pennsylvania corporation, and each of the persons whose name appears on the signature pages thereto (the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Registration Rights Agreement.

1.	Acknowledgment. Additional Company Stockholder hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems necessary to review in order to enter into this Joinder, and hereby acknowledges and agrees to join and become a party to the Registration Rights Agreement and to be bound by the terms, conditions, covenants, agreements, representations, warranties, acknowledgements and other provisions of the Registration Rights Agreement as a Company Stockholder with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named therein as a party and as if such party executed the Registration Rights Agreement on the date thereof.

2.	Authority. Additional Company Stockholder represents and warrants on and as of the date hereof that it has organizational power and authority to execute, deliver and perform its obligations under this Joinder, and all organizational action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Joinder and the consummation of the transactions contemplated hereby has been duly and validly taken; this Joinder has been duly authorized, executed and delivered by Additional Company Stockholder.

3.	Full Force and Effect of Registration Rights Agreement. This Joinder does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parties under the Registration Rights Agreement. The parties hereto acknowledge and agree that all of the provisions of the Registration Rights Agreement shall remain in full force and effect.

4.	Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

5.	Notice. Any notice required or permitted by the Agreement shall be given to Additional Company Stockholder at the address listed beside Additional Company Stockholder’s signature below.

[Signature page follows]

ADDITIONAL COMPANY STOCKHOLDER

[___________________________________________________________]

By:
Title:

Address for Notices:

[●]

Email: [●]

Attention: [●]

with a copy (which shall not constitute notice) to:

[●]

Email: [●]

Attention: [●]

EXHIBIT B

FORM OF TRANSFEREE JOINDER AGREEMENT

This REGISTRATION RIGHTS AGREEMENT TRANSFEREE JOINDER (“Joinder”), dated [●], is executed by [●] (the “Transferee”) and by [●] (the “Transferor”) pursuant to the terms of the Registration Rights Agreement, dated as of January 7, 2026, by and among Constellation Energy Corporation, a Pennsylvania corporation, and each of the persons whose name appears on the signature pages thereto (the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Registration Rights Agreement.

1.	Acknowledgment. Transferee and Transferor each acknowledge that Transferee is acquiring Parent Shares from Transferor, upon the terms and subject to the conditions of the Registration Rights Agreement. Transferee hereby further acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems necessary to review in order to enter into this Joinder, and hereby acknowledges and agrees to join and become a party to the Registration Rights Agreement and to be bound by the terms, conditions, covenants, agreements, representations, warranties, acknowledgements and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named therein as a party and as if such party executed the Registration Rights Agreement on the date thereof.

2.	Assignment. Transferor hereby assigns its rights under the Registration Rights Agreement as follows:

a)	Transferor assigns all rights with respect to the Parent Shares under the Registration Rights Agreement to Transferee.

b)	Transferor and Transferee each confirm that Transferee is a Permitted Transferee and that Transferor and Transferee have each provided notice of this assignment to Parent pursuant to Section 5.2 of the Registration Rights Agreement.

3.	Authority. Transferee represents and warrants on and as of the date hereof that it has organizational power and authority to execute, deliver and perform its obligations under this Joinder, and all organizational action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Joinder and the consummation of the transactions contemplated hereby has been duly and validly taken; this Joinder has been duly authorized, executed and delivered by Transferee.

4.	Full Force and Effect of Registration Rights Agreement. This Joinder does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parties under the Registration Rights Agreement. The parties hereto acknowledge and agree that all of the provisions of the Registration Rights Agreement shall remain in full force and effect.

5.	Counterparts. This Joinder may be signed in one or more counterparts (which may be delivered in original form or telecopier), each of which when so executed shall constitute an original and all of which together shall constitute one and the same instrument.

6.	Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

7.	Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

[Signature page follows]

TRANSFEROR

[____________________________________________________________]

By:
Title:

TRANSFEREE

[____________________________________________________________]

By:
Title:

Address for Notices:

[●]

Email: [●]

Attention: [●]

with a copy (which shall not constitute notice) to:

[●]

Email: [●]

Attention: [●]